UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

June 16, 2006

(Date of earliest event reported)

[June 16, 2006]

St. Joseph Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-6581

35-1977746

(Commission File Number)

           (I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana

46545

              (Address of principal executive offices)

(Zip Code)

(800) 890-2798

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 16, 2006, the Company received a check from its insurance company for a recovery payment on the previously announced wire transfer fraud loss that took place in February 2006.  As announced on March 15, 2006, the Company discovered that a series of international wire transfers had been fraudulently perpetrated against the bank.  This illegal activity resulted in the Company recording a 2006 first quarter pre-tax loss of $175,225.  Management filed an insurance claim on March 15, 2006 and received a recovery payment on June 16, 2006 for $125,225.  The Company’s insurance deductible for this event was $50,000 and represents the full extent of the loss associated with this event.  The $125,225 pre-tax recovery will be included in the Company’s 2006 second quarter financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH CAPITAL CORPORATION

Dated:  June 16, 2006

By:

Mark E. Secor

Senior Vice President & Chief

Financial Officer